Exhibit 99.1

QTS Announces Strategic Plan to Accelerate Growth and Profitability

Plan expected to reduce business complexity, simplify QTS’ cost structure and lead to increased growth and predictability

Overland Park, Kan. (February 20, 2018) — QTS Realty Trust (NYSE: QTS), a leading provider of software-defined and mega-scale data center solutions, today announced a restructuring plan to increase growth, reduce complexity in the business and drive enhanced future profitability and bottom line financial performance.

“Today we are launching a restructuring plan to position QTS for accelerated future growth by re-focusing our organization around the two primary drivers of demand in our business, Hyperscale and Hybrid Colocation,” said Chad Williams, Chairman and CEO — QTS. “In addition, by simplifying our business and cost structure we anticipate achieving a meaningful increase in our profitability and long-term value for shareholders.”

QTS’ restructuring plan will focus on:

1.              Realigning its organization around: Hyperscale and Hybrid Colocation to drive accelerated growth. QTS is seeing significant momentum within both Hyperscale and Hybrid Colocation opportunities. As such, QTS is re-focusing its organization and salesforce on these two demand drivers to accelerate momentum and growth. Dan Bennewitz, COO — Sales and Marketing, plans to retire in 2018. QTS has commenced a search for a Chief Revenue Officer as a replacement who will lead both Hybrid Colocation Sales and Marketing. Tag Greason, EVP of Sales will continue to lead QTS’ Hyperscale sales team.

•                  Hyperscale. QTS’ momentum within Hyperscale continues to build and has accelerated since announcing new footprint expansion opportunities in Ashburn, VA; Phoenix, AZ; and Hillsboro, OR in late 2017. QTS’ current Hyperscale opportunity pipeline is four times larger than its pipeline at the beginning of 2017 and the Company is in active discussions with Hyperscale companies on needs ranging from 4 to 40MW.  In order to support accelerating momentum in the Hyperscale vertical, QTS has realigned its salesforce so that its former C1-Wholesale sales team will now focus exclusively on the top 30 Hyperscale accounts. QTS expects a more focused Hyperscale sales team will build on existing execution within the Hyperscale vertical and lead to accelerated leasing and revenue growth.

•                  Hybrid Colocation. QTS also continues to see ramping demand for colocation solutions, seamlessly integrated with a path to the cloud as evidenced by its recently announced CloudRamp partnership with the largest public cloud provider in the world. Through its industry-first software-defined data center platform and strategic partnerships with SDN-enabled connectivity platforms like Megaport and Packetfabric, QTS is able to deliver differentiated Hybrid Colocation solutions, complete with dynamic infrastructure visibility and control and premium customer support. In order to take full advantage of this opportunity, QTS has removed the artificial cap of 500kW for its Hybrid Colocation (formerly C2-Colocation) sales team which enables the bulk of QTS sales resources to now pursue all non-Hyperscale enterprise deals. QTS is already seeing success from this realignment, with multiple deals signed and in the pipeline in the 500kW to 2MW range.

•                  Jim Reinhart, QTS’ COO-Operations will be transitioning out of the organization. Mr. Reinhart’s operational responsibilities will be assumed as follows:

•                  David Robey, who currently leads QTS property development, hyperscale sales engineering and property engineering, will take on additional leadership of the facilities organization and will assume the role of Chief Operating Officer. Mr. Robey joined QTS in 2010 as part of the acquisition of QTS’ mega data center site in Richmond and has nearly 25 years of mission critical operations and technology management experience.

•                  Jon Greaves, Chief Technology Officer who currently leads all IT-related groups within QTS, will take on additional operational responsibility of the Hybrid Colocation business. The ability to enable hybrid solutions through a technology platform serves as the foundation of QTS’ differentiation within Hybrid Colocation, which makes Mr. Greaves a natural choice to lead this business.

2.              Further narrowing focus of C3 — Cloud and Managed Services products to reduce complexity in the business, improve predictability and operating efficiency. QTS has expanded the previously announced initiative of reducing the scope of products within C3 to focus exclusively on solutions that serve as a direct complement to colocation. As part of this initiative, QTS will seek to exit certain C3 custom products the company has identified as “Non-Core,” which includes dedicated cloud, specific managed services, and colocation revenue attached to specific dedicated cloud customers. QTS will seek to transition the affected Non-Core customer contracts to a strategic partner to maintain consistent customer support. This expanded initiative will reduce the number of cloud and managed services products at QTS from more than 100 to approximately 15 and thereby significantly reduce complexity within the business. In addition, by exiting Non-Core products, the Company expects to realize meaningful operating cost savings and enhanced predictability in the business. QTS expects to complete the exit of Non-Core products by the end of 2018.

3.              Implementing a broader cost reduction initiative to align QTS’ cost structure with a simplified product set. In light of a narrowed product focus, QTS plans to implement a company-wide initiative to reduce costs within the business across several areas including: 1) rent expense associated with certain leased data centers, 2) software licenses, 3) communications expense, 4) hardware depreciation and 5) personnel. QTS expects these cost reduction initiatives will enable the Company’s go-forward “Core” business to achieve a significant adjusted EBITDA margin improvement over the course of 2018 with additional margin expansion potential over time. QTS anticipates its restructuring plan to have only a relatively modest impact on its consolidated 2018 Adjusted EBITDA and Operating FFO per diluted share results as a result of a more efficient cost structure and it will provide an opportunity for improved growth in future years.

Williams concluded, “Our restructuring plan allows QTS to re-focus 100% of our resources on the two strongest growth drivers in our business and accelerate value creation for shareholders. In addition, this realignment creates an opportunity for several of our leaders to step into more substantial roles and help lead QTS into our next phase of growth supported by Hyperscale and Hybrid Colocation.”

Beginning in the first quarter 2018, QTS will modify its earnings reporting and supplemental disclosures to reflect the realignment of its business around Hyperscale and Hybrid Colocation. QTS also expects to separate out the reporting of primary financial measures between its Core and Non-Core businesses to enable enhanced disclosure transparency.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance, results of operations, anticipated growth in our funds from operations and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You also can identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:  adverse economic or real estate developments in our markets or the technology industry; obsolescence or reduction in marketability of our infrastructure due to changing industry demands; global, national and local economic conditions; risks related to our international operations; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly competitive environment in which we operate; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; financing risks, including our failure to obtain necessary outside financing; dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers; our failure to qualify and maintain QTS’ qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance.  The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other periodic reports the Company files with the Securities and Exchange Commission.

About QTS

QTS Realty Trust, Inc. (NYSE: QTS) is a leading provider of data center solutions across a diverse footprint spanning more than 6 million square feet of owned mega scale data center space throughout North America. Through its software-defined technology platform, QTS is able to deliver secure, compliant infrastructure solutions, robust connectivity and premium customer service to more than 1,100 leading hyperscale technology companies, enterprises, and government entities. Visit QTS at www.qtsdatacenters.com, call toll-free 877.QTS.DATA or follow on Twitter @DataCenters_QTS.

Investor Relations Contact:

Stephen Douglas, VP Investor Relations and Strategic Planning

QTS Realty Trust

ir@qtsdatacenters.com

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